Exhibit 99.1

Contact:	Jacqualyn A. Fouse, PhD	Patrick E. Flanigan III
	EVP, Chief Financial Officer	VP, Investor Relations
	Celgene Corporation	Celgene Corporation
	(908) 673-9956	(908) 673-9969

CELGENE CORPORATION TO PRESENT 2013 UNAUDITED FINANCIAL RESULTS AND UPDATED FINANCIAL OUTLOOK AT

THE 32nd ANNUAL J.P. MORGAN HEALTHCARE CONFERENCE

SUMMIT, NJ — (January 10, 2014) — During the 32nd Annual J.P. Morgan Healthcare Conference on January 13, 2014 at 11:00 a.m. ET, Celgene Corporation (NASDAQ: CELG) will present unaudited 2013 financial results and updated financial outlook. The presentation can be accessed live by webcast and the financial data will be made available at the Investor Relations page of the Company’s website at www.celgene.com.

About Celgene

Celgene Corporation, headquartered in Summit, New Jersey, is an integrated global biopharmaceutical company engaged primarily in the discovery, development and commercialization of novel therapies for the treatment of cancer and inflammatory diseases through gene and protein regulation. For more information, please visit www.celgene.com.

Forward-Looking Statements

This press release contains forward-looking statements, which are generally statements that are not historical facts. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our Annual Report on Form 10-K and our other reports filed with the Securities and Exchange Commission.